UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2026

ENvue Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

762 W. Algonquin Road, Arlington Heights, Illinois 60005

(Address of Principal Executive Offices)

(800) 747-2151

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	FEED	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Secured Promissory Note and Security Agreement

On October 8, 2026, ENvue Medical, Inc. (the “Company”) entered into a Secured Promissory Note and Security Agreement (the “Note and Security Agreement”) with Alpha Capital Anstalt (the “Lender”), pursuant to which the Lender agreed to provide the Company with financing in an aggregate principal amount of up to $1,000,000, to be funded in tranches agreed to between the Company and the Lender. On October 8, 2026, the Lender funded an initial tranche in the principal amount of $250,000.

Amounts outstanding under the Note and Security Agreement accrue interest at a rate of 10% per annum. Following the occurrence and during the continuance of an Event of Default, the interest rate increases to the lesser of 18% per annum or the highest rate permitted by applicable law. The outstanding principal amount, together with accrued interest, is due on December 31, 2026, provided that the Lender has the right to extend the maturity date in three-month increments through December 31, 2028.

The Company’s obligations under the Note and Security Agreement are secured by a continuing security interest in substantially all of the assets of the Company, including its accounts, inventory, certain deposits, intellectual property and equity ownership of its subsidiaries, together with certain related proceeds and rights. The Note and Security Agreement authorizes the Lender to file financing statements and make other governmental filings to perfect and record its security interest in the collateral.

The foregoing description of the Note and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note and Security Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series X Amendment Agreement

On October 8, 2026, the Company entered into an Amendment Agreement (the “Amendment Agreement”) with holders of at least 70% of the outstanding shares of the Company’s Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”), amending certain terms of the Series X Preferred Stock as originally set forth in the Certificate of Designations of Preferences, Rights and Limitations of the Series X Preferred Stock (the “Certificate of Designations”). Pursuant to the Amendment Agreement, the parties agreed to amend the terms of the Series X Preferred Stock as set forth in the form of amendment to the Certificate of Designations attached to the Amendment Agreement (the “Certificate of Amendment”).

The Certificate of Amendment amends the Certificate of Designations to, among other things, lower the conversion price of the Series X Preferred Stock at $0.50 per share, subject to adjustment as provided therein, and amend the provisions governing subsequent equity sales, including the adjustment of the conversion price upon certain dilutive issuances.

The foregoing descriptions of the Amendment Agreement and Certificate of Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment Agreement and the Certificate of Amendment, copies of which are filed as Exhibit 10.2 and Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Note and Security Agreement is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On October 12, 2026, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock of ENvue Medical, Inc.

10.1	Secured Promissory Note and Security Agreement, dated October 8, 2026, by and between ENvue Medical, Inc. and Alpha Capital Anstalt.

10.2	Amendment Agreement, dated October 8, 2026, by and between ENvue Medical, Inc. and the holders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2026	ENVUE MEDICAL, INC.

	By:	/s/ Doron Besser, M.D.
	Name:	Doron Besser, M.D.
	Title:	Chief Executive Officer